Exhibit 99.2

CHINA WORLD TRADE CORPORATION
Unaudited Pro forma Financial Information

CHINA WORLD TRADE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2007
(Currency expressed in United States Dollars (“US$”))

			Proforma Adjustment (1)			Proforma Adjustment (2)	Pro forma
	CWTD (consolidated)	Parure	Disposal Adjustment	Transfer of sub to related parties to cancel indebtedness	Recapitalization and satisfaction of liabilities adj	Issuance of 150,000,000 shares of common stock and 50,000,000 preferred stock	Combined
				1a	1b and 2a	2b

ASSETS
CURRENT ASSETS
Cash & cash equivalents	$43,945	$50,000	$(43,845)				$50,100
Pledged bank deposit	-	10,250	-				10,250
Accounts receivable	2,229	-	(2,229)				-
Deferred tax asset	-	40,705	-				40,705
Due from related parties	-	-	-	$23,247,477	$(23,247,477)		-
Due from affiliate co.	51,977	-	(51,977)				-
Rental and other deposits	272,479	-	(272,479)				-
Prepayments	16,147	-	(16,147)				-
Other current assets - disposal proceeds receivables	1,352,436	-	(1,352,436)				-
Other current assets	13,815	-	(13,815)				-

Total Current Assets	1,753,028	100,955					101,055

Property and Equipment, net	44,110	212,508	(44,110)				212,508
Available-for-sale securities	2,000,000		(2,000,000)				-
Investment in affiliate co.	6,208,043		(6,208,043)				-
Intangible assets		166,534					166,534

Total Assets	$10,005,181	$479,997					$480,097

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Due to related parties	$-	$-	23,247,477	(23,247,477)			$
Due to a shareholder	(1,282,047)	(377,701)	(234,841)		1,516,888		(377,701)
Due to related companies	(84,764)	(57,656)	84,764				(57,656)
Accounts payable	(17,732)		17,732				-
Accrued expenses	(458,726)	(20,000)	90,691		368,035		(20,000)
Other current liabilities	(158,000)		158,000				-

Total Current Liabilities	(2,001,269)	(455,357)					(455,357)

OTHER LONG-TERM LIABILITIES
Note payable to a shareholder		(166,534)					(166,534)

STOCKHOLDERS' EQUITY
Preferred stock						(500)	(500)
Common stock	(49,566)					(150,000)	(199,566)
Additional paid-in capital	(41,010,482)	(50,000)			41,059,948	150,500	149,966
Deferred stock based compensation	715,537		(715,537)				-
Accumulated other comprehensive income	1,890,553	(130)	(1,976,379)		85,826		(130)
Accumulated deficit	30,450,046	192,024	(10,666,826)		(19,783,220)		192,024

Total Stockholders' Equity	(8,003,912)	141,894					141,794

Total Liabilities and Stockholders' Equity	$(10,005,181)	$(479,997)					$(480,097)

CHINA WORLD TRADE CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007
(Currency expressed in United States Dollars (“US$”))

			Disposal
			Proforma Adjustment (1)	Pro forma
	CWTD (consolidated)	Parure	Disposal Adjustment	Combined

Revenue, net	$(743,430)	$(10,257)	$743,430	$(10,257)

Cost of revenue	8,532	-	(8,532)	-

Gross profit	(734,898)	(10,257)		(10,257)

Operating expenses
Amortization and depreciation	43,040	-	(43,040)	-
Stock-based consultancy expenses	1,155,263	-	(1,155,263)	-
General & administrative - exchange difference	(45,141)	-	(8,286)	(53,427)
General & administrative	2,216,264	243,013	(1,470,031)	989,246
	3,369,426	243,013		935,819

(Income)/loss from operations	2,634,528	232,756		925,562

Other income (expenses)
Interest income	(796)	-	796	-
Other income	(64,882)	-	64,882	-
Other expense - share of affiliate loss	147,920	-	(147,920)	-
Gain (loss) on disposal of a subsidiary	27,133	-		27,133
Loss on disposal of an affiliate co.	541,133	-	(541,133)	-
	650,508	-		27,133

Net income before extraordinary items, income tax and minority interest	3,285,036	232,756		952,695

Income tax expense		(40,732)		(40,732)

Loss from continuing operation	3,285,036	192,024		911,963

Income from discontinued operation	-	-	2,565,097	2,565,097

Extraordinary item Negative goodwill recognized as income	(1,000,000)	-		(1,000,000)

Net Loss	2,285,036	192,024		2,477,060

Loss from continuing operations per share - basic and diluted				$(0.00)
Loss from discontinued operations per share – basic and diluted				$(0.01)
Income from extraordinary item per share - basic and diluted				$0.00

Net loss per share – basic and diluted				$(0.1)
Basic and diluted common shares				248,675,786

CHINA WORLD TRADE CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(Currency expressed in United States Dollars (“US$”))

Share Exchange with Parure Capital. On March 28, 2007, the Company entered into a Share Exchange Agreement by and among the Company, William Tsang, the Chairman and President of the Company (“Tsang”), Uonlive Limited, a corporation organized and existing under the laws of the Hong Kong (“Uonlive”), Tsun Sin Man Samuel, Chairman of Uonlive (“Tsun”), Hui Chi Kit, Chief Financial Officer of Uonlive (“Hui”), Parure Capital Limited, a corporation organized and existing under the laws of the British Virgin Islands and parent of Uonlive (“Parure Capital”).  For purposes of the Exchange Agreement; Tsun and Hui, as the holders of all of the outstanding capital stock of Parure Capital were therein referred to as the “Stockholders”, and Parure Capital and Uonlive were therein referred to as the “Uonlive Subsidiaries.”

Upon the closing date of the Share Exchange Agreement on or about March 31, 2008, Tsun and Hui transferred all of their share capital in Parure Capital to the Company in exchange for, and assigned to corporations designated by Tsun and Hui, an aggregate of 150,000,000 shares of common stock of the Company and 500,000 shares of Series A Convertible Preferred Stock of the Company, which is convertible after six months from the date of issuance into ten shares of common stock of the Company, thus causing Parure Capital to become a direct wholly-owned subsidiary of the Company and Uonlive as indirect subsidiary of the Company.

In addition, on the closing date on or about March 31, 2008:

(a) the current officers of the Company resigned from such positions and the persons chosen by Uonlive were appointed as the officers of the Company, notably Tsun Sin Man Samuel, as Chairman, Cheung Chi Ho, as Chief Executive Officer, and Wong Kin Yu, as Chief Operating Officer, and Tsang and Zeliang Chen resigned from their positions as directors and officers; and Tsun and Cheung filled the vacancies on the Board created by their resignation. CM Chan resigned from his position as Chief Executive Officer, Larry Wei Fan will remain as Chief Financial Officer until further notice.

(b) the remaining members of the Board, namely Xiao Lei Yang, Chao Ming Luo and Ye Xin Long resigned from their positions as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time such persons designated by Uonlive will be appointed as directors of the Company, notably Carol Kwok, Zeng Yang and Wong Kin Yu.

(c) the Company disposed 100% outstanding capital stock of China Chance Enterprises Limited (“China Chance”), China World Trade Corporation (“CWTC”), Virtual Edge Limited (“Virtual Edge”) and Rainbow Wish Limited (“Rainbow Wish”) to Top Speed Technologies Limited (“Top Speed”) , a British Virgin Islands corporation wholly-owned by William Tsang, pursuant to which in consideration of cancellation of indebtedness owed by the Company to William Tsang.

Pro forma financial report

The following unaudited pro forma condensed combined balance sheet combines the consolidated historical balance sheet of China World Trade Corporation (“CWTD”) as of December 31, 2007 and the consolidated balance sheet of Parure Capital Limited (“Parure”) as of December 31, 2007, giving effect to the completion of (1) the share exchange of all share capital of Parure in exchange for 150,000,000 shares of common stock of CWTD and 500,000 shares of Series A Convertible Preferred Stock (the “Share Exchange”) and (2) the transfer of all of CWTD’s subsidiaries to Top Speed Technologies Limited,  British Virgin Islands corporation owned by Mr. William Tsang, the former Chairman and President of CWTD (the “Disposal”) as if they had been consummated on December 31, 2007. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 combines the statement of operations of CWTD for the year ended December 31, 2007 with the statement of operations of Parure for the period from November 21, 2007 (date of inception) through December 31, 2007, giving effect to the Disposal and the Share Exchange as if they had occurred at the beginning of the periods presented.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the Disposal and the Share Exchange, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of CWTD upon consummation of these transactions.

NOTE 1 BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. The unaudited pro forma condensed combined financial information should not be relied upon as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that CWTD will experience. CWTD and Parure have not had any historical relationships prior to the transaction. Accordingly, no pro forma adjustments were required to eliminate activities among the companies.

The shares that the former Parure stockholders will receive at the closing of the transactions will represent approximately 75.1% of the outstanding ordinary shares of CWTD (without taking into account the conversion of 500,000 shares of Series A Convertible Preferred Stock in six months from the date of issuance into 100 shares of common stock of CWTD) following the consummation of the transactions (and the former CWTD shareholders would own approximately 10.9% of the outstanding ordinary shares of CWTD), assuming the following transactions are completed:

Disposal of all subsidiaries of CWTD

At the closing date, CWTD transfers of all of its subsidiaries to Top Speed Technologies Limited, a British Virgin Islands corporation owned by William Tsang, pursuant to a sale and purchase agreement in consideration of cancellation of indebtedness owed by CWTD to Mr. William Tsang, the former Chairman and the President of CWTD.

CHINA WORLD TRADE CORPORATION
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(Currency expressed in United States Dollars (“US$”))
(continued)

The Exchange

The Exchange between CWTD and Parure is treated as a reverse acquisition and recapitalization of CWTD whereby Parure is deemed to be the accounting acquirer (legal acquiree) and CWTD to be the accounting acquiree (legal acquirer). The net assets of Parure are recorded as of the closing date at their historical costs, which is considered to be the equivalent of fair value. No good will or intangible assets are recorded as a result of the merger.

NOTE 2 PRO FORMA ADJUSTMENTS

These unaudited pro forma combined financial statements reflect the following pro forma adjustments:

Adjustment 1, relating to the Disposal

To record the disposal of all subsidiaries of CWTD at their carrying values as of December 31, 2007 in consideration of cancellation of indebtedness owed by CWTD to Mr. William Tsang.

Adjustment 2, relating to the Merger

2a.	To eliminate the accumulated deficit of CWTD as Parure will be the continuing entity as accounting acquirer for accounting purposes.

2b.
To record the issuance of 150,000,000 shares of common stock at par value of $0.001 and 500,000 shares of Series A Convertible Preferred Stock at par value of $0.001 of CWTD in exchange for all the shares of Parure.